Exhibit 99.1

 Alcoa Announces Additional Actions on Pension and Other Postemployment Benefits (OPEB) in the United States

PITTSBURGH--(BUSINESS WIRE)--December 4, 2019--Alcoa Corporation, a global leader in bauxite, alumina, and aluminum products, today announced additional actions to reduce liabilities and volatility risk from pensions and other postemployment benefits (OPEB).

The actions are in alignment with Alcoa’s strategic priorities, including making balance sheet improvements, and will reduce the Company’s pension and OPEB liabilities by approximately $190 million, before remeasurements for affected plans, in the fourth quarter 2019. The Company will record a non-cash settlement charge of approximately $75 million (pre- and after-tax), or $0.40 per share, in the fourth quarter of 2019.

In October of 2019, Alcoa offered lump sum buyouts to specific participants in its U.S. defined benefit pension plans. As a result, the Company paid approximately $110 million from plan assets on November 30, 2019 to about 1,700 participants and was relieved of the corresponding pension liability.

Separately, Alcoa intends to make two changes to retiree benefit plans that will affect the OPEB liability associated with specific U.S. retirees.

  Effective January 1, 2021, Alcoa will transition specific retirees to a Medicare Exchange plan with a Company-provided contribution. The change will improve cost predictability and allow participants to elect coverage from a choice of available options. Approximately 6,000 participants will be individually notified.

  Life insurance coverage for certain retirees will end effective December 31, 2019, and the Company will provide a one-time, discretionary cash payment totaling approximately $15 million to those affected. Approximately 8,900 retirees will receive their portion of the discretionary payment in December 2019, along with information on coverage conversion options. A similar action in 2018 affected U.S. salaried retirees.

In addition to the liability reduction, annual OPEB expense is expected to decrease by approximately $18 million beginning in 2020. Further, OPEB cash payments will decrease by approximately $4 million in 2020 and by approximately $14 million annually, beginning in 2021.

About Alcoa

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back more than 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate. Visit us online on www.alcoa.com, follow @Alcoa on Twitter, and on Facebook at www.facebook.com/Alcoa.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in the Company’s filings with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Dissemination of Company Information

Alcoa Corporation intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, and webcasts.

Contacts

Investor Contact
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contact
Jim Beck
412-315-2909
Jim.Beck@alcoa.com